News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ – TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Announces Third Quarter
Net Income Increase

Glenville, New York –October 19, 2010

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced net income for the third quarter of 2010 of $8.4 million, up 5.7% over the prior-year period and equal to diluted earnings per share of $0.109, as compared to net income of $7.9 million and diluted earnings per share of $0.103 for the third quarter of 2009.   The third quarter of 2010 was marked by continued core balance sheet growth.  Making the earnings announcement was Robert J. McCormick, Chairman, President and Chief Executive Officer.  Mr. McCormick noted, “We are pleased that our year-to-date results continue to show progress in terms of both our bottom line and in terms of growing our core franchise.  I am encouraged that our financial strength enabled the Board to declare a 5% increase in the common cash dividend during the quarter.  We look forward with optimism to the remainder of this year and to 2011.  Our industry still faces challenges, but the progress we have made this year has helped to position the Company for future growth and profitability.”  Return on average assets and return on average equity were 0.86% and 12.81%, respectively, for the third quarter of 2010, compared to 0.87% and 13.09% for the third quarter of 2009.  The Company’s net interest margin was 3.42% for the third quarter of 2010, unchanged from the third quarter of 2009.

Mr. McCormick also noted, “TrustCo continues to focus on traditional lending criteria and conservative balance sheet management, an approach that has allowed us to direct our efforts towards conducting business and expanding our loan and deposit base.  As I have noted in the past, the growth of loans and deposits, and the customer relationships that they represent, is fundamental to the long term success of the Company.”

For the first nine months of 2010 net income was $22.4 million and resulted in diluted earnings per share of $0.292, as compared to the first nine months of 2009 that resulted in net income of $19.6 million and diluted earnings per share of $0.257.  Return on average assets and return on average equity were 0.80% and 11.83%, respectively, for the first nine months of 2010 and 0.75% and 11.03% for the comparable period in 2009.

TrustCo continued to report strong growth in loans and deposits on a year-over-year basis.  For the quarter ended September 30, 2010, average loans were up $134.6 million or 6.1% compared to the same period in 2009, while average deposits were up $200.3 million or 6.2% over the same period.   The branch expansion program is substantially complete, although the Company typically opens or relocates a small number of branches every year as opportunities arise or circumstances dictate.  Mr. McCormick noted that, “We are pleased with the results of our expansion program and continue to work hard to fully capitalize on our expanded branch network.  Our success in growing loans and deposits provides the basic building blocks that we believe will help drive profit growth over the coming years.”

Nonperforming loans were $50.6 million as of September 30, 2010, compared to $49.9 million as of June 30, 2010, and to $46.0 million as of December 31, 2009, and remain at manageable levels.  At September 30, 2010, nonperforming loans were equal to 2.15% of total loans, compared to 2.14% at the end of the second quarter and 1.97% at September 30, 2009.  The allowance for loan losses was unchanged at 0.8 times nonperforming loans.  The ratio of reserves to total loans was 1.74% at September 30, 2010 compared to 1.68% at June 30, 2010 and to 1.65% at September 30, 2009.  Net charge-offs were $4.3 million in the third quarter of 2010, compared to $7.4 million in the second quarter of 2010 and $2.5 million in the third quarter of 2009.  The loan loss provision was $5.9 million for the third quarter of 2010, compared to a provision of $7.1 million in the second quarter of 2010 and to $3.2 million in the third quarter of 2009.

TrustCo recently announced that it ranked 11th on SNL Financial’s annual ranking of the 100 largest U.S. thrifts for 2009.  TrustCo has ranked in the top twenty on this study every year since 2005.  The study rates thrifts based on nine financial performance metrics including  core return on average assets, core return on average equity, the compound annual growth rate in tangible book value per share, the efficiency ratio, nonperforming assets plus loans more than 90 days past due as a percentage of total assets and net charge-offs as a percentage of average loans.  In addition, the ABA Banking Journal recently ranked TrustCo 13th on its list of top performing banks with at least $3 billion of assets.  TrustCo was one of only nine banks of the top fifteen that repeated from the prior year.

TrustCo Bank Corp is a $3.8 billion bank holding company and through its subsidiary, Trustco Bank, operates 133 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	09/30/10		06/30/10	09/30/09
Summary of operations
Net interest income (TE)	$31,998		$32,314	30,070
Provision for loan losses	5,900		7,100	3,150
Net securities transactions	934		1,537	892
Net trading losses	-		-	(6)
Noninterest income	3,905		4,114	4,114
Noninterest expense	18,984		19,235	18,686
Net income	8,358		7,124	7,909

Per common share
Net income per share:
- Basic	$0.109		$0.093	0.103
- Diluted	0.109		0.093	0.103
Cash dividends	0.066		0.063	0.063
Tangible Book value at period end	3.39		3.31	3.19
Market price at period end	5.56		5.60	6.25

At period end
Full time equivalent employees	720		737	727
Full service banking offices	133		133	129

Performance ratios
Return on average assets	0.86%		0.75	0.87
Return on average equity	12.81		11.34	13.09
Efficiency (1)	49.06		50.62	52.51
Net interest spread (TE)	3.31		3.38	3.23
Net interest margin (TE)	3.42		3.51	3.42
Dividend payout ratio	60.46		67.43	60.49

Capital ratios at period end (2)
Total equity to assets	6.71%		6.61	6.65
Tier 1 risk adjusted capital	12.50		12.68	12.45
Total risk adjusted capital	13.76		13.94	13.71

Asset quality analysis at period end
Nonperforming loans to total loans	2.15%		2.14	1.97
Nonperforming assets to total assets	1.44		1.44	1.41
Allowance for loan losses to total loans	1.74		1.68	1.65
Coverage ratio (3)	0.8	X	0.8	0.8

(1)
Calculated as noninterest expense (excluding ORE income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, unrealized trading gains and losses and one-time income items).

(2)	Capital ratios exclude the effect of accumulated other comprehensive income.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)
	Nine Months Ended
	09/30/10	09/30/09
Summary of operations
Net interest income (TE)	$96,610	82,867
Provision for loan losses	17,700	7,910
Net securities transactions	2,475	962
Net trading losses	-	(350)
Noninterest income	11,879	13,652
Noninterest expense	58,308	57,525
Net income	22,417	19,638

Per common share
Net income per share:
- Basic	$0.292	0.257
- Diluted	0.292	0.257
Cash dividends	0.191	0.235
Tangible Book value at period end	3.39	3.19
Market price at period end	5.56	6.25

Performance ratios
Return on average assets	0.80%	0.75
Return on average equity	11.83	11.03
Efficiency (1)	49.95	56.77
Net interest spread (TE)	3.39	2.98
Net interest margin (TE)	3.52	3.20
Dividend payout ratio	65.37	91.37

(1)
Calculated as noninterest expense (excluding other real estate owned income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, net trading gains and losses and one-time income items).

TE = Taxable equivalent.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
(Unaudited)

	09/30/10	12/31/09	09/30/09

ASSETS

Loans, net	$2,307,297	2,243,945	2,194,811
Trading securities	-	-	1,040
Securities available for sale	845,161	810,365	558,222
Held to maturity securities	205,119	374,871	552,052
Federal funds sold and other short-term investments	331,329	100,636	223,795

Total earning assets	3,688,906	3,529,817	3,529,920

Cash and due from banks	39,201	45,258	40,145
Bank premises and equipment	37,162	37,793	37,359
Other assets	66,253	67,029	42,954

Total assets	$3,831,522	3,679,897	3,650,378

LIABILITIES
Deposits:
Demand	$251,532	258,759	258,960
Interest-bearing checking	421,687	405,383	371,373
Savings	735,814	665,463	640,983
Money market	574,925	393,779	354,194
Certificates of deposit (in denominations of $100,000 or more)	445,474	486,190	503,662
Other time deposits	1,003,912	1,095,586	1,133,917

Total deposits	3,433,344	3,305,160	3,263,089

Short-term borrowings	116,774	107,728	121,894
Other liabilities	20,233	21,331	20,727

Total liabilities	3,570,351	3,434,219	3,405,710

SHAREHOLDERS' EQUITY	261,171	245,678	244,668

Total liabilities and shareholders' equity	$3,831,522	3,679,897	3,650,378

Number of common shares outstanding, in thousands	76,999	76,651	76,537

CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	09/30/10	06/30/10	09/30/09

Interest income
Loans	$32,297	31,976	31,184
Investment securities	7,529	8,899	9,397
Federal funds sold and other short term investments	258	228	565

Total interest income	40,084	41,103	41,146

Interest expense
Deposits	8,093	8,803	11,187
Borrowings	438	455	422

Total interest expense	8,531	9,258	11,609

Net interest income	31,553	31,845	29,537

Provision for loan losses	5,900	7,100	3,150

Net interest income after provision for loan losses	25,653	24,745	26,387

Net securities transactions	934	1,537	892
Net trading losses	-	-	(6)
Noninterest income	3,905	4,114	4,114
Noninterest expense	18,984	19,235	18,686

Income before income taxes	11,508	11,161	12,701
Income tax expense	3,150	4,037	4,792

Net income	$8,358	7,124	7,909

Net income per share:
- Basic	$0.109	0.093	0.103
- Diluted	0.109	0.093	0.103

Avg equivalent shares outstanding, in thousands:
- Basic	76,990	76,649	76,526
- Diluted	76,990	76,649	76,526

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)
	Nine Months Ended
	09/30/10	09/30/09

Interest income
Loans	$96,026	93,469
Investments	25,839	24,819
Federal funds sold and other short term investments	650	1,705

Total interest income	122,515	119,993

Interest expense
Deposits	25,972	37,526
Borrowings	1,349	1,227

Total interest expense	27,321	38,753

Net interest income	95,194	81,240

Provision for loan losses	17,700	7,910

Net interest income after provision for loan losses	77,494	73,330

Net securities transactions	2,475	962
Net trading losses	-	(350)
Noninterest income	11,879	13,652
Noninterest expense	58,308	57,525

Income before income taxes	33,540	30,069
Income tax expense	11,123	10,431

Net income	$22,417	19,638

Net income per share:
- Basic	$0.292	0.257
- Diluted	0.292	0.257

Avg equivalent shares outstanding, in thousands:
- Basic	76,875	76,329
- Diluted	76,875	76,329